Exhibit 99.1

333 North Central Avenue ¡ Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk	David P. Joint	Eric E. Kinneberg
	(602) 366-8016	(504) 582-4203	(602) 366-7994

Freeport-McMoRan Copper & Gold Inc. Completes

Acquisition of Plains Exploration & Production Company

PHOENIX, AZ, and HOUSTON, TX, May 31, 2013 – Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) today announced that it has completed its acquisition of Plains Exploration & Production Company (NYSE: PXP), adding a high quality portfolio of U.S.-based oil and gas assets to its global mining business.

This approximate $16.3 billion transaction included the assumption of $9.7 billion of PXP debt as of March 31, 2013, the payment of approximately $3.3 billion in cash ($25 per PXP share), the issuance of approximately 91 million shares of FCX common stock (0.6531 shares per PXP share), equivalent to a value of approximately $2.9 billion based on the closing price of FCX’s common stock on May 30, 2013, and the value of the $3 per share PXP special cash dividend paid on May 31, 2013. After giving effect to the transaction, FCX has approximately 1,038 million shares outstanding.

The transaction creates a premier U.S.-based natural resource company with an industry leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. The addition of a high quality, U.S.-focused oil and gas resource base provides exposure to energy markets with positive fundamentals, strong margins and cash flows, exploration leverage and financially attractive long-term investment opportunities. The portfolio of assets includes established oil production facilities in California, a growing production profile in the onshore Eagle Ford trend in Texas, significant production facilities and growth potential in the Deepwater Gulf of Mexico and large onshore resources in the Haynesville natural gas trend in Louisiana.

As previously reported, FCX’s acquisition of McMoRan Exploration Co. (NYSE: MMR) is expected to close on June 3, 2013, subject to MMR shareholder approval at the special meeting set for June 3, 2013. MMR is an industry leader in the emerging shallow water, ultra-deep natural gas trend with sizeable potential, located offshore in the shallow waters of the Gulf of Mexico and onshore in South Louisiana. The MMR portfolio is expected to provide a large, long-term and low cost source of natural gas production.

EXCHANGE OF PXP COMMON SHARES

Effective as of the close of trading on May 30, 2013, PXP’s common stock (NYSE: PXP) will no longer trade. As previously reported, based on the May 31, 2013 closing date and pursuant to the proration formula set forth in the merger agreement:

•

PXP stockholders that elected to receive FCX common stock will receive shares of FCX common stock at an exchange ratio of approximately 1.4302 shares of FCX common stock for each share of PXP common stock.

•	PXP stockholders that elected to receive cash will receive $46.01 in cash for each share of PXP common stock.

•

PXP stockholders who did not make a valid election or did not deliver a valid election form prior to the election deadline will receive approximately 99.5 percent of their merger consideration in cash equal to $46.01 for each share of PXP common stock and the remainder of their merger consideration in shares of FCX common stock at an exchange ratio of approximately 1.4302 shares of FCX common stock for each share of PXP common stock.

Freeport-McMoRan Copper & Gold	1

No fractional shares of FCX common stock will be issued, and PXP stockholders will receive cash in lieu of fractional shares.

PXP’s registered shareholders will receive information from Computershare Trust Company, N.A., the exchange agent for the merger, regarding the exchange of their PXP common shares. PXP’s shareholders holding through a broker or bank should receive information regarding the exchange of their PXP common shares from the broker or bank.

FCX is a premier U.S.-based natural resource company with an industry leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world’s largest publicly traded copper producer.

FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde and El Abra operations in South America; the Tenke Fungurume minerals district in the Democratic Republic of Congo; and significant oil and natural gas assets in North America, including reserves in the Deepwater Gulf of Mexico, onshore and offshore California and in the Eagle Ford and Haynesville shale plays. Additional information about FCX is available on FCX’s website at www.fcx.com.

Cautionary Statement Regarding Forward Looking Statements: This press release contains forward-looking statements concerning the proposed MMR transaction, the expected timetable for completing the proposed MMR transaction, and other matters. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of FCX, or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the FCX to satisfy the conditions precedent and consummate the proposed MMR transaction, the timing of consummation of the proposed MMR transaction, the ability of FCX to integrate the acquired PXP and MMR operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, changes in commodity prices and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the Securities and Exchange Commission by FCX from time to time, including its Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements including in this press release are made only as of the date hereof. FCX does not undertake any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

Additional Information about the Proposed Transaction and Where to Find It: In connection with the proposed transaction, FCX and the royalty trust formed in connection with the transaction have filed with the SEC a registration statement on Form S-4 that includes a proxy statement of McMoRan that also constitutes a prospectus of FCX and the royalty trust. FCX, the royalty trust and McMoRan also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive proxy statement/prospectus and other relevant documents filed by FCX, the royalty trust and McMoRan with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting FCX’s Investor Relations department at (602) 366-8400, or via e-mail at ir@fmi.com; or by contacting McMoRan’s Investor Relations department at (504) 582-4000, or via email at ir@fmi.com.

FCX and McMoRan and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about FCX’s directors and executive officers is available in FCX’s 2012 Annual Report on Form 10-K, filed with the SEC on February 22, 2013, as amended on April 23, 2013. Information about McMoRan’s directors and executive officers is available in McMoRan’s 2012 Annual Report on Form 10-K, filed with the SEC on February 22, 2013, as amended on April 26, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement/prospectus and other relevant materials which may be filed with the SEC regarding the merger. Investors should read the definitive proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from FCX or McMoRan using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

# # #

Freeport-McMoRan Copper & Gold	2